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                                                                     Exhibit 4.4


                                                                  EXECUTION COPY


                AMENDMENT No. 2 dated as of June 1, 1995, to the Pooling and Servicing Agreement dated as of June 1, 1993, among FIRST DEPOSIT NATIONAL BANK, a national banking associations, as Seller and Servicer, PROVIDIAN NATIONAL BANK (formerly known as First Deposit National Credit Card Bank), a national banking association, as Seller, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

        WHEREAS the Sellers, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended by the AMENDMENT No. 1 dated as of May 1, 1994 (as so amended, the "Agreement"); and

        WHEREAS the Sellers, the Servicer and the Trustee now wish to amend the Agreement as set forth herein;

        NOW, THEREFORE, the Sellers, the Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        SECTION 1.01. Defined Terms Not Defined Herein. All Capitalized terms
                      ---------------------------------
used herein that are not defined herein shall have the meaning ascribed to them in the Agreement.

                                  ARTICLE II

                            AMENDMENTS TO AGREEMENT

        SECTION 2.01. Amendments to Section 1.01 of the Agreement. Section 1.01
                      --------------------------------------------
of the Agreement is hereby amended as follows:

                (a) The definition of the term "Collections" is amended and restated in its entirety to read as follows:

                   "Collections" shall mean (a) all payments (excluding
                    -----------
        Insurance Proceeds and other amounts constituting Recoveries of Principal Receivables or Finance Charge Receivables) received by the Servicer in










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respect of the Receivables, in the form of cash, checks (to the extent collected), wire transfers, ATM transfers or other form of payment in accordance with the Lending Agreement in effect from time to time on any Receivables and,
(b) with respect to any Monthly Period, a portion, determined pursuant to
Section 2.07(i), of the Interchange paid to the Sellers through the MasterCard System, the VISA System and any other similar entity's or organization's system relating to consumer revolving credit card accounts with respect to such Monthly Period.

        (b) the definition of the term "Finance Charge Receivables" is amended and restated in its entirety to read as follows:

        "Finance Charge Receivables" shall mean, with respect to any Monthly
         --------------------------
Period, all amounts billed to the Obligors on any Account at the beginning of such Monthly Period and in respect of (i) Periodic Finance Charges, (ii) Returned Cash Advance Check Fees, (iii) Late Fees, (iv) Overlimit Fees, (v) Returned Payment Check Fees and (vi) all other fees and charges (excluding Principal Receivables). Collections of Finance Charge Receivables, with respect to any Monthly Period, shall include a portion, determined pursuant to Section 2.07(i), of the Interchange paid to the Sellers through the MasterCard System, the VISA System and any other similar entity's or organization's system relating to consumer revolving credit card accounts with respect to such Monthly Period.

        (c) The definition of the term "Interchange" is amended and restated in its entirety to read as follows:

        "Interchange" shall mean interchange fees payable to any Seller, in its
         -----------
capacity as credit card issuer, through the MasterCard System, the VISA System and any other similar entity's or organization's system relating to consumer revolving credit card accounts in connection with cardholder charges for goods and services.

        SECTION 2.02. Amendment to Section 2.01 of the Agreement. The first
                      -------------------------------------------
sentence of Section 2.01 of the Agreement is hereby amended and restated in its entirety to read as follows:
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        By execution of this Agreement, each of the Sellers does herby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables existing at the close of business on the Trust Cut-Off Date, in the case of Receivables arising in the Initial Accounts owned by such Seller, and on each Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts owned by such Seller, and in each case thereafter created from time to time until the termination of the Trust, all moneys due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof and all of such Seller's rights, title and interest in and to the portion determined pursuant to Section 2.07(i) of all Interchange paid to such Seller.

            SECTION 2.03.  Amendments to Section 2.07 of the Agreement.  (a)
                           --------------------------------------------
Section 2.07(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

                (d)  Delivery of Collections.  In the event that such Seller
                     -----------------------
        receives Collections (other than Interchange to be included as Collections of Finance Charge Receivables pursuant to Section 2.07(i)), such Seller agrees to pay the Servicer all such Collections as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by the Seller.

            (b) Section 2.07 of the Agreement is hereby amended by the addition of the following paragraph at the end of such Section:

                (i)  Interchange.  On or prior to each Determination Date,
                     ------------
        beginning with the first Determination Date following the June 1995 Monthly Period, such Seller shall notify the Servicer (or notify another Seller if such other Seller is notifying the Servicer on behalf of all Sellers) of the amount of Interchange to be included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period, beginning with the June 1995 Monthly Period, which shall be equal to the amount of Interchange paid to such Seller with respect to such Monthly Period multiplied by a fraction the numerator
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of which is the aggregate amount of cardholder charges for goods and services with respect to such Monthly Period in the Accounts and the denominator of which is the aggregate amount of cardholder charges for goods and services with respect to such Monthly Period in all consumer revolving credit card accounts owned by such Seller. In the event that information with respect to Interchange with respect to any Monthly Period is not available to such Seller in sufficient time prior to the immediately following Determination Date to enable such Seller to complete the necessary servicing computations and reports relating to such Monthly Period, such Seller shall notify the Servicer (or other Seller, as described above) of the amount of Interchange to be included as Collections of Finance Charge Receivables based on an estimate of Interchange for such Monthly Period. Such Seller shall make any required adjustment to the amount of Interchange to be included as Collections of Finance Charge Receivables provided in such Seller's notice to the Servicer (or other Seller) on the second following Determination Date, to the extent any such computations or reports were based on an estimate; provided, however, that no such adjustment shall be
                           --------- --------
in an amount that would cause the amount of Interchange to be included as Collections of Finance Charge Receivables to be a negative number or cause the Trust to be obligated to make any payment in respect of Interchange to such Seller or the Servicer.

        SECTION 2.04.  Amendment to Section 2.08 of the Agreement. Section
                       -------------------------------------------
2.08(d)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

        (iii) in the case of Additional Accounts, to the extent required by
Section 4.03, the Participating Sellers shall have deposited in the Collection Account all Collections (other than Interchange to be included as Collections of Finance Charge Receivables pursuant to Section 2.07(i) with respect to such Additional Accounts since the Additional Cut-Off Date;

        SECTION 2.05. Amendment to Section 3.03 of the Agreement. Section
                      -------------------------------------------
3.03(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

        (i) Protection of Certificateholders' Rights. The Servicer shall take no
            -----------------------------------------
action which, nor omit to take
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        any action the omission of which, would substantially impair the rights of Certificateholders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Lending Guidelines, reschedule, revise or defer Collections (other than Interchange to be included as Collections of Finance Charge Receivables pursuant to Section 2.07(i)) due on the Receivables.

        SECTION 2.06.  Amendments to Section 4.03 of the Agreement. (a) The
                       --------------------------------------------
first three sentences of Section 4.03(a) of the Agreement are hereby amended and restated in their entirety to read as follows:

        The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections, except for Collections consisting of Interchange, the Certificateholders' allocable portion of which the Servicer shall deposit into the Collection Account no later than 12:00 noon, New York City time, on the Transfer Date and the Sellers' allocable portion of which the Sellers shall retain. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as FDNB remains the Servicer and (x) maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's, or (y) FDNB has provided to the Trustee a letter of credit covering collection risk of the Servicer acceptable to the Rating Agency (as evidenced by a letter from the Rating Agency), the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the Transfer Date, except for the Sellers' allocable portion of Collections consisting of InterchaNge, which the Sellers shall retain.

        (b) The first sentence of Section 4.03(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

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          On the earlier of (A) the second Business Day after the Date of
          Processing and (B) the day on which the Servicer actually deposits any collections into the Collection Account, the Servicer will pay to the Sellers (i) the Sellers' allocable portion of Collections of Finance Charge Receivables (except for such Collections consisting of Interchange, to the extent that the Sellers have retained their allocable portion thereof pursuant to Section 4.03(a)) and (ii) the Sellers' allocable portion of Collections of Principal Receivables; provided, however, that, in the case of Collections of Principal
          --------  -------
          Receivables allocated to the Sellers' Interest and any Shared Principal Collections that would otherwise be paid to the Sellers pursuant to Section 4.04, such amounts shall be paid to the Sellers only if the Sellers' Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds zero.

                                  ARTICLE III

                                 MISCELLANEOUS

        SECTION 3.01.  Ratification of Agreement. As amended by this Amendment,
                       -------------------------
the Agreement is in all respects ratified and confirmed and the Agreement as amended by this Amendment shall be read, taken and construed as one and the same instrument.

        SECTION 3.02.  Amendment. The Agreement any be amended from time to time
                       ---------
only if the conditions set forth in Section 13.01 of the Agreement are satisfied.

        SECTION 3.03   Counterparts. This Amendment may be executed in two or
                       ------------
more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

        SECTION 3.04   GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN
                       -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

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PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        IN WITNESS WHEREOF, the Sellers, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                FIRST DEPOSIT NATIONAL BANK,
                                Seller and Servicer,

                                     by   /s/ David J. Petrini
                                          ---------------------------
                                          Name: David J. Petrini
                                          Title: Senior Vice President and
                                                 Senior Financial Officer


                                PROVIDIAN NATIONAL BANK,
                                Seller,

                                     by   /s/ David J. Petrini
                                          ---------------------------
                                          Name:  David J. Petrini
                                          Title: Senior Vice President and
                                                 Senior Financial Officer




                                BANKERS TRUST COMPANY,
                                Trustee,

                                     by   /s/ Donielle Forey
                                          ---------------------------
                                          Name:  Donielle Forey
                                          Title: Assistant Treasurer